Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 5, 2004 accompanying the consolidated financial statements and schedules included in the Annual Report of Federal Realty Investment Trust on Form 10-K, as amended, for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Federal Realty Investment Trust on Form S-3.

/s/ GRANT THORNTON LLP

Vienna, Virginia
September 30, 2004